UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report: July 29, 2025
(Date of earliest event reported)
SUN COMMUNITIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland				1-12616	38-2730780
(State of Incorporation)				Commission file number	(I.R.S. Employer Identification No.)

27777 Franklin Rd.	Suite 300,	Southfield,	Michigan		48034
(Address of Principal Executive Offices)					(Zip Code)
(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 30, 2025, Sun Communities, Inc. (the “Company”) completed the initial closing (the "Initial Closing") of its previously announced sale of Safe Harbor Marinas, LLC (“Safe Harbor”), including 123 marinas, for total cash consideration of $5.25 billion, with a gain on sale of $1.4 billion. Safe Harbor subsidiaries owning 15 marina properties representing approximately $250.0 million of value (the "Delayed Consent Subsidiaries") were not part of the Initial Closing. The sales of the Delayed Consent Subsidiaries were subject to the receipt of certain third-party consents. Subsequent to the Initial Closing through June 30, 2025, the Company completed the sale of six Delayed Consent Subsidiaries for $136.7 million.

On July 29, 2025, the Compensation Committee of the Company’s Board of Directors, to recognize them for the success of and significant contributions toward the Safe Harbor sale transaction, granted cash transaction bonuses of $1,500,000 to Gary A. Shiffman, the Company’s Chief Executive Officer; $700,000 to Fernando Castro-Caratini, the Company’s Chief Financial Officer; and $1,000,000 to Aaron Weiss, the Company’s Executive Vice President of Corporate Strategy and Business Development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: July 31, 2025	By:	/s/ Fernando Castro-Caratini
Fernando Castro-Caratini, Executive Vice President, Chief Financial Officer, Secretary and Treasurer